UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)        December 7, 1998

                              Heritage Commerce Corp
              (Exact name of registrant as specified in its charter)

       CA                          00-23877                 77-0469558
(State of other                (Commission File            (IRS Employer
jurisdiction of                 Number)                     Identification
incorporation)                                              Number)

        150 Almaden Blvd., San Jose, CA                         95113
   (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code         (408) 947-6900


                                     None
        Former name or former address, if changed since last report.)


Item 5.	Other Events.

Heritage Bank East Bay has announced that approvals to open for business have been received from the California Department of Financial Institutions and the Federal Deposit Insurance
Corporation.

The new community business bank has established its presence in the East Bay market over the last ten months as a branch office of its sister bank, Heritage Bank of Commerce. Both banks are subsidiaries of Heritage Commerce Corp.

Heritage Bank East Bay President & CEO, Richard Conniff expressed his excitement about the impending launch of the new Bank. "We are looking forward to operating as an independent community business bank in the East Bay," stated Conniff. "We have become an integral part of the East Bay business community and look forward to taking advantage of the tremendous opportunities available to us as a full fledged independent bank. Heritage Bank East Bay will offer a full line of business banking services, catering to the needs of small to medium-sized businesses, professional firms and the executives who own and operate them. Our services will include a full range of deposit accounts, cash management, executive banking and credit facilities custom-tailored to meet the specific needs of our clients."

"In addition to the Heritage Bank East Bay main office at 3077 Stevenson Boulevard, Fremont, we established a Loan Production Office at Bishop Ranch in San Ramon in September of this year. The establishment of that office is in keeping with Heritage's commitment to building a strong presence in the East Bay," continued Conniff.

Heritage Bank East Bay will open its doors with a local Board of Directors comprised of ten individuals, most of whom live, work and are actively involved in the East Bay community. The Board will be led by Chairman John W. Larsen, a retired East Bay banker. Mr. Larsen has an extensive banking background, most recently as senior credit officer at California Bancshares (now U.S. Bank). He is joined by Richard L. Conniff: President & Chief Executive Officer of Heritage Bank East Bay; William
Nethercott: EVP & Chief Operating Officer of Heritage Bank East Bay; Kenneth Corsello: EVP/Chief Credit Officer of Heritage Commerce Corp; David Beretta: Vintaco Corporation; Robert P.
DeMarta: Ireland San Filippo & Company; Robert Dimino: Attorney at Law; Karen Serpa: Consultant; Barbara Barrie: East Bay Community Leader, and Henry Yin: Giant Y, Inc.

Heritage Commerce Corp, parent company of both Heritage Bank East Bay and Heritage Bank of Commerce, announced financial results for the quarter ended September 30, 1998, with total assets of $399 million, up 56% over the $255 million reported at September 30, 1997, and net income of $574 thousand, up 34% over the $429 thousand reported for the same period in 1997. Total loans and deposits at quarter-end September 30, 1998 were $222 million and $364 million, respectively.

Heritage Commerce Corp common stock is publicly traded on the NASDAQ National Market under the symbol 'HTBK'.



Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.



SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  December 7, 1998
HERITAGE COMMERCE CORP




By:
/s/ Lawrence D. McGovern


    Lawrence D. McGovern
    Chief Financial Officer
   (Principal Financial and
    Accounting Officer)